Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Abraxas Energy Partners, L.P. San Antonio, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated March 10, 2009, relating to the consolidated financial statements of Abraxas Energy Partners, L.P. (“Successor”), Abraxas Petroleum Corporation (“Predecessor”) and Abraxas General Partner, LLC, which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Dallas, Texas

April 9, 2009